Exhibit (10)(iii)(A)(5.1)

AMENDMENT TO

BROADWING INC. 1997 LONG TERM INCENTIVE PLAN

The following resolution, which amends the Broadwing Inc. 1997 Long Term Incentive Plan effective as of January 1, 2001, was approved by the Board of Directors of Broadwing Inc. at such Board’s December 4, 2001 meeting that was held in Cincinnati, Ohio.

RESOLVED, that the Broadwing Inc. 1997 Long Term Incentive Plan (the “Plan”) is hereby amended, effective as of January 1, 2001, by deleting the current paragraph (b) of Section 5.1 of the Plan and renumbering the subsequent paragraphs of such Section 5.1 accordingly.